Member Audio/Web Conference May 1, 2012 Exhibit 99.1

Cautionary Statement Regarding Forward-
Looking Information and Adjusted Information

Data set forth in these slides includes unaudited data. This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.
Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors.  Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, changes in the System’s debt rating or the Bank’s rating, general economic conditions (including effects on among other things, mortgage-backed securities), applicable Bank policy requirements for retained earnings levels and the ratio of market value of equity to par value of Bank capital stock, the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost-effectiveness of our funding, hedging and asset-liability management activities.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason. This document also contains non-GAAP financial information. Because of the nature of (1) OTTI charges; (2) the gain on sale of an OTTI security; and (3) gain on the sale of the Bank’s Lehman derivatives claim, the Bank believes that adjusting net income for these items and evaluating results as adjusted (which the Bank defines as “adjusted earnings") is important in order to understand how the Bank is performing with respect to its primary business operations and to provide meaningful comparisons to prior periods.  Adjusted earnings are considered to be a non-GAAP measurement. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons.

2012 2011
Over/
(Under)
Net interest income 42.2 $    39.2 $    3.0 $
Provision for credit losses 0.1         2.8         (2.7)
Net OTTI credit losses (7.2)        (20.5)      13.3
All other income 6.8         3.9         2.9
Other expenses 17.5       16.4       1.1
Income before assessments 24.2       3.4         20.8
AHP/REFCORP 2.4         0.9         1.5
GAAP net income 21.8 $    2.5 $      19.3 $
Net interest margin (bps) 32 30 2
Three months ended March 31,
Financial Highlights – Statement of Income
(in millions)

Quarterly Adjusted Earnings
(in millions)

1Qtr 12 4Qtr 11 3Qtr 11 2Qtr 11 1Qtr 11
GAAP net income 21.8 $      10.9 $      11.9 $      12.7 $      2.5 $
Adjustments:
Net OTTI credit losses (7.2) (7.6) (6.2) (10.8) (20.5)
Gain on sale of an OTTI
security 7.3
Sale of Lehman claim
1.9
AHP/REFCORP 0.7 0.7 0.4 0.9 5.4
Adjusted earnings 28.3 $      17.8 $      15.8 $      15.3 $      17.6 $

Financial Highlights – Selected Balance Sheet
(in millions)
(in millions)

2012 2011 Amount
Average:
Advances 30,586 $ 27,611 $ 2,975 $   11%
Total investments 18,747 20,835 (2,088) (10)
Total assets 53,682 53,212 470 1
March 31, Dec 31,
2012 2011 Amount
Spot:
Advances 31,446 $ 30,605 $ 841 $      3%
PLMBS (par) 3,570 3,794 (224) (6)
Retained earnings 456 435 21 5
AOCI (101) (162) 61 38
Percent
Over/(Under)
Over/(Under)
Three months ended March 31,
Percent

Net OTTI Recognized
Life to date, 52 securities have had an OTTI credit loss recorded with current par of $2.0 billion. This represents 57% of the PLMBS portfolio
One new CUSIP determined to be other-than-temporarily impaired in first quarter 2012
Actual cash losses of approximately $25.1 million life-to-date
(in millions)

Total Credit Losses
Par Balance 1st Qtr Full Year Full Year Full Year Life-to-
3/31/12 2012 2011 2010 2009 Date
Private label MBS
Prime 1,024 $  5 $          16 $       109 $       95 $         226 $
Alt-A 983 1 28 48 126 213
Subprime & HELOC 30 1 1 1 7 10
Total 2,037 $  7 $          45 $       158 $       228 $       449 $

Millions
Price
Unpaid Principal Balance
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
100
90
80
70
60
50
40
30
20
10
0
12/31/08
12/31/09
12/31/10
12/31/11
03/31/12
Bars represent proportion of unpaid principal balance
2007
2006
2005
2004 & Earlier
Total Portfolio
2007
2006
2005
2004 & Earlier
Lines represent prices

PLMBS - Par and Price By Vintage 7

Capital and Risk-Based Requirements
Mar 31, Dec 31, Dec 31,
2012 2011 2010
Permanent capital
(1)
3,748 $       3,871 $      4,418 $
Risk-based capital requirement:
Credit risk capital 679 $          678 $         798 $
Market risk capital 186             139            448
Operations risk capital 259             245            374
Total risk-based capital requirement 1,124 $       1,062 $      1,620 $
Excess permanent capital 2,624 $       2,809 $      2,798 $
Percentage of requirement 333% 365% 273%
Capital ratio (4% minimum) 7.0% 7.4% 8.3%
Leverage ratio (5% minimum) 10.6% 11.2% 12.4%
Market value/capital stock (MV/CS) 103.9% 96.9% 93.3%
(in millions)
(1)
Permanent capital includes excess stock of $1,125, $1,294, and $1,897 at March 31, 2012 and
December 31, 2011 and 2010 respectively.
Fourth quarter 2011 capital classification “adequately capitalized.” However, our regulator has maintained concerns regarding our level of retained earnings and the poor quality of the PLMBS portfolio.

• Dividend declared based on first quarter 2012 results
° Equal to annual yield of 0.10%
° Based on average stock outstanding for the first quarter 2012
° Payment date:  April 30, 2012
• Partial excess capital stock repurchase
° Effective date:  April 27, 2012
° Payment date:  April 30, 2012
• No significant impact on:
° Risk and capital adequacy measures
° Members’ excess ownership percentage
• Decisions for any future repurchases and/or dividend payments will be based on the following:
° Increased retained earnings
° Reduced negative AOCI levels
° Adequate excess regulatory capital
° MV/CS > 90%
° Positive GAAP earnings which are sustainable for the foreseeable future
Dividend Payment & Excess Stock Repurchase

Member Audio/Web Conference May 1, 2012